THE HAIN CELESTIAL GROUP, INC.

POWER OF ATTORNEY
            CAUTION TO THE PRINCIPAL: Your Power of Attorney is an
important document. As the "principal," you give the person whom you choose (your
"agent") authority to spend your money and sell or dispose of your property during your lifetime without telling you. You do not lose your authority to act even though you have given your agent similar authority.
            When your agent exercises this authority, he or she must act according to any instructions you have provided or, where there are no specific instructions, in your best interest. "Important Information for the Agent" at the end of this document describes your agent's responsibilities.
            Your agent can act on your behalf only after signing the Power of
Attorney before a notary public.
            You can request information from your agent at any time. If you are revoking a prior Power of Attorney by executing this Power of Attorney, you should provide written notice of the revocation to your prior agent(s) and to the financial institutions where your accounts are located.
            You can revoke or terminate your Power of Attorney at any time for any reason as long as you are of sound mind. If you are no longer of sound mind, a court can remove an agent for acting improperly.
            Your agent cannot make health care decisions for you. You may execute a
"Health Care Proxy" to do this.
            The law governing Powers of Attorney is contained in the New York
General Obligations Law, Article 5, Title 15. This law is available at a law library, or online through the New York State Senate or Assembly websites, www.senate.state.ny.us or www.assembly.state.ny.us.
            If there is anything about this document that you do not understand, you should ask a lawyer of your own choosing to explain it to you.

            IMPORTANT INFORMATION FOR THE AGENT:

            When you accept the authority granted under this Power of Attorney, a special legal relationship is created between you and the principal. This relationship imposes on you legal responsibilities that continue until you resign or the Power of
Attorney is terminated or revoked. You must:

            (1) act according to any instructions from the principal, or, where there are no instructions, in the principal's best interest;

            (2) avoid conflicts that would impair your ability to act in the principal's best interest;

            (3) keep the principal's property separate and distinct from any assets you own or control, unless otherwise permitted by law;

            (4) keep a record or all receipts, payments, and transactions conducted for the principal; and

            (5) disclose your identity as an agent whenever you act for the principal by writing or printing the principal's name and signing your own name as "agent" in either of the following manner: (Principal's Name) by (Your Signature) as Agent, or (your signature) as Agent for (Principal's Name).
            You may not use the principal's assets to benefit yourself or give major gifts to yourself or anyone else unless the principal has specifically granted you that authority in this Power of Attorney or in a Statutory Major Gifts Rider attached to this
Power of Attorney. If you have that authority, you must act according to any instructions of the principal or, where there are no such instructions, in the principal's best interest.
You may resign by giving written notice to the principal and to any co-agent, successor agent, monitor if one has been named in this document, or the principal's guardian if one has been appointed. If there is anything about this document or your responsibilities that you do not understand, you should seek legal advice.

            Liability of agent:

            The meaning of the authority given to you is defined in New York's
General Obligations Law, Article 5, Title 15. If it is found that you have violated the law or acted outside the authority granted to you in the Power of Attorney, you may be liable under the law for your violation.
            The power of attorney granted under this document shall not revoke any prior power of attorney.

            Know all by these presents, that the undersigned hereby constitutes and appoints each of IRA J. LAMEL, DENISE M. FALTISCHEK and MIA G. DIBELLA,
and their assigns, the undersigned's true and lawful attorney-in-fact to:
            (1)  execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of THE HAIN CELESTIAL GROUP, INC. (the
"Company"), Forms 3, 4 and 5 (or any analogous form), including amendments, in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;
            (2)  do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such
Forms 3, 4 and 5 (or any analogous form) and timely file such form with the United
States Securities and Exchange Commission and any stock exchange or similar authority;
and
            (3)  take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
            The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.
            This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 (or any analogous form) with respect to the undersigned's holdings of and transactions in securities issued by the
Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

            IN WITNESS WHEREOF, the undersigned has caused this Power of
Attorney to be executed as of this 20th day of July, 2011.

/s/ Dominic Myrand_____________
Signature

Dominic Myrand____
Print Name
____________________________________________________________________

INDIVIDUAL ACKNOWLEDGEMENT

STATE OF NEW YORK)
                                                : ss.:
COUNTY OF SUFFOLK)

            On this 20th day of July, 2011, before me personally appeared Dominic
Myrand personally known to me to be the person that executed this instrument and acknowledged to me that he/she executed the same.

            WITNESS my hand and official seal.

Signature  /s/Christine Kummer_______________  (Seal)

            IN WITNESS WHEREOF, the undersigned has caused this Power of
Attorney to be executed as of this 20th day of July, 2011.

/s/ Ira J. Lamel_____________
Signature

Ira J. Lamel____
Print Name
/s/ Denise M. Faltischek______
Signature

Denise M. Faltischek____
Print Name
/s/ Mia G. DiBella___________
Signature

Mia G. DiBella____
Print Name

____________________________________________________________________

INDIVIDUAL ACKNOWLEDGEMENT

STATE OF NEW YORK)
                                                : ss.:
COUNTY OF SUFFOLK)

            On this 20th day of July, 2011, before me personally appeared Ira J.
Lamel, Denise M. Faltischek and Mia G. DiBella personally known to me to be the people that executed this instrument and acknowledged to me that he/she executed the same.

            WITNESS my hand and official seal.

Signature _/s/ Christine Kummer_______________  (Seal)